EXHIBIT 10.3


                         SUNCOM WIRELESS HOLDINGS, INC.
                                1100 CASSATT ROAD
                           BERWYN, PENNSYLVANIA 19312



May 10, 2007


Mr. Arnold Sheiffer
SunCom Wireless Holdings, Inc.
1100 Cassatt Road
Berwyn, PA  19312

RE: UNVESTED GRANTS UNDER 2004 DIRECTORS' STOCK AND INCENTIVE PLAN (THE "PLAN") OF SUNCOM WIRELESS HOLDINGS, INC. (THE "COMPANY")

Dear Arnie:

      Reference is hereby made to the following grants of restricted shares of the Company's Class A Common Stock (the "SHARES") made to you under the Plan:

      15,000 Shares on May 13, 2005;

      15,000 Shares on May 10, 2006; and

      15,000 Shares on May 1, 2007.

This letter confirms our prior discussions and memorializes our agreement concerning the vesting of such 45,000 Shares (the "PLAN SHARES") as follows:

      1. Notwithstanding anything to the contrary contained in the Plan or in the documentation for such stock grants, the Plan Shares shall be deemed fully vested upon the closing of the pending debt-for-equity exchange transaction (the "CLOSING") contemplated by that certain Exchange Agreement dated as of January 31, 2007 (the "EXCHANGE AGREEMENT") among the Consenting Noteholders, the Company, SunCom Wireless, Inc. and SunCom Wireless Investment Company LLC.

      2. In consideration for such accelerated vesting, you hereby agree that without the prior written consent of the Company, you will not, during the period commencing on the date of the Closing and ending on the date that is 90 days thereafter (the "LOCK-UP PERIOD"): (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Plan Shares or any securities convertible into or exercisable or exchangeable for Plan Shares, or
(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Plan Shares,


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Mr. Arnold Sheiffer
May 10, 2007
Page 2

whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Plan Shares or such other securities, in cash or otherwise.

      3. Except to the extent inconsistent with the terms of this letter agreement, all provisions of the Plan and the stock grant documentation associated with the Plan Shares shall remain in full force and effect and are hereby ratified and confirmed. This letter agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This letter agreement may be executed and delivered by facsimile transmission and any facsimile signatures hereon shall be deemed to be original signatures for all purposes.

      Please indicate your agreement to the foregoing by executing this letter in the space provided below and returning a copy of this letter to me at the address shown above.

                                    Sincerely,

                                    SUNCOM WIRELESS HOLDINGS, INC.


                                    By:  /s/ Eric  Haskell
                                       -------------------------------
                                       Eric Haskell
                                       Executive Vice President & Chief
                                       Financial Officer

ACKNOWLEDGED & AGREED:


  /s/Arnold Sheiffer
-------------------------------
Arnold Sheiffer